Exhibit i(ii)

[GRAPHIC OMITTED]                               1601 K Street
KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP     Washington, DC 20006-1600
                                                202.778.9000
                                                Fax 202.778.9100
                                                www.klng.com



                                  July 28, 2006


USAA Mutual Funds Trust
9800 Fredericksburg Road
San Antonio, Texas 78288

Ladies and Gentlemen:

         We have acted as counsel to USAA Mutual Funds Trust (formerly, USAA State Tax-Free Trust), a statutory trust formed under the laws of Delaware (the "Trust"), in connection with the filing with the Securities and Exchange
Commission ("SEC") of Post-Effective Amendment No. 20 to the Trust's Registration Statement on Form N-1A (File Nos. 33-65572; 811-07852) (the "Post-Effective Amendment"), registering an indefinite number of shares of beneficial interest of the series of the Trust listed in Appendix A attached to this opinion letter (the "Shares"), under the Securities Act of 1933, as amended (the "1933 Act").

         You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Trust's Master Trust Agreement, as amended, and By-Laws of the Trust, as amended, and the action of the Trust's Board of Trustees that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

         Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and

         2.  When   issued  and  paid  for  upon  the  terms   provided  in  the
Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid and non-assessable.

         This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of

KIRKPATRICK LOCHKART NICHOLSON GRAHAM LLP
USAA Mutual Funds Trust
July 28, 2006
Page 2


Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.



                                   Sincerely,

                               /s/ Kirkpatrick & Lockhart Nicholson Graham LLP

                               Kirkpatrick & Lockhart Nicholson Graham LLP



Attachment:   Appendix A

                                   APPENDIX A

         Aggressive Growth Fund                  Money Market Fund
       Balanced Strategy Fund                   Nasdaq-100 Index Fund
        California Bond Fund                     New York Bond Fund
    California Money Market Fund             New York Money Market Fund
         Capital Growth Fund              Precious Metals and Minerals Fund
      Cornerstone Strategy Fund           S&P 500 Index Fund (Member Shares
       Emerging Markets Fund                       and Reward Shares)
      Extended Market Index Fund             Science & Technology Fund
       First Start Growth Fund                     Short-Term Bond Fund
          Florida Bond Fund                       Small Cap Stock Fund
     Florida Money Market Fund             Tax Exempt Intermediate-Term Fund
             GNMA Trust                         Tax Exempt Long-Term Fund
       Growth & Income Fund                   Tax Exempt Money Market Funds
    Growth and Tax Strategy Fund               Tax Exempt Short-Term Fund
             Growth Fund                       Total Return Strategy Fund
    High-Yield Opportunities Fund             Treasury Money Market Trust
             Income Fund                               Value Fund
         Income Stock Fund                            Virginia Bond Fund
     Intermediate-Term Bond Fund               Virginia Money Market Fund
         International Fund                        World Growth Fund